                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Crystal Oil Company
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                             CRYSTAL OIL COMPANY
                              229 Milam Street
                         Shreveport, Louisiana 71101

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                                MAY 30, 1996

     Notice is hereby given that the Annual Meeting of Shareholders of Crystal Oil Company (the "Company") will be held at 888 Seventh Avenue, 32nd Floor, New York, New York, on May 30, 1996, at 9:30 A.M., Eastern Time, for the following purposes:

     1. To elect six directors of the Company to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified.

     2. To approve an amendment to the Company's 1992 Employee Stock Option Plan to increase the number of shares of the Company's Common Stock, $.01 par value, that may be subject to options granted under the Plan from 200,000 shares to 300,000 shares.

     3. To ratify the selection by the Board of Directors of the Company of KPMG Peat Marwick LLP as the Company's independent auditors for 1996.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 15, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof.

     The Board of Directors welcomes the personal attendance of shareholders at the meeting. However, whether or not you expect to be present at the meeting, please fill in, date and sign the enclosed proxy and return it to the Company in the enclosed envelope, which requires no postage if mailed in the United States.

                                   By Order of the Board of Directors,

                                   /s/ J.A. BALLEW

                                   J. A. Ballew
                                   Secretary

Dated:  April 25, 1996

                             CRYSTAL OIL COMPANY
                              229 Milam Street
                         Shreveport, Louisiana 71101

                              _________________

                               PROXY STATEMENT
                              _________________


                                April 25, 1996

     This Proxy Statement is being furnished in connection with a solicitation of proxies by the Board of Directors of Crystal Oil Company, a Louisiana corporation (the "Company"), to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on May 30, 1996, at 9:30 A.M., Eastern Time, at 888 Seventh Avenue, 32nd Floor, New York, New York, and at any adjournment or adjournments thereof.

     If the enclosed form of proxy is properly executed and returned, it will be voted at the Annual Meeting, or at any adjournment or adjournments thereof, in accordance with the specifications thereof. If no instructions are specified in the proxy, the shares represented thereby will be voted for the election of the nominees listed herein as directors and in favor of the proposals set forth herein. A proxy may be revoked, at any time before it has been voted, upon written notice to the Secretary of the Company, by submitting a subsequently dated proxy or by attending the Annual Meeting and withdrawing the proxy.

     The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting has been fixed by the Board of Directors to be the close of business on April 15, 1996 (the "Record Date"). As of the Record Date, the Company had outstanding 2,658,042 shares of Common Stock, $.01 par value ("Common Stock"), and 14,788,328 shares of $.06 Senior Convertible Voting Preferred Stock, $.01 par value ("Senior Preferred Stock"). Each outstanding share of Common Stock will be entitled to one vote on each matter considered at the Annual Meeting and each outstanding share of Senior Preferred Stock will be entitled to .001 of a vote on each matter considered at the Annual Meeting. There are no other classes of voting securities of the Company outstanding.

     This Proxy Statement and the enclosed form of proxy will be mailed on or about April 26, 1996, to shareholders of record on the Record Date entitled to vote at the Annual Meeting. The Company will bear the cost of solicitation of proxies by the Board of Directors, including charges and expenses of brokerage firms, banks and others for forwarding solicitation material to beneficial owners. In addition to the use of the mails, proxies may be solicited by officers and employees of the Company, without remuneration, by personal contact, telephone or telegraph. The Company has retained Morrow & Company to aid in the solicitation of proxies, for whose services the Company will pay a fee of $3,000, plus out-of-pocket costs and expenses.

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1995, is enclosed.

                     MATTERS TO COME BEFORE THE MEETING

                              PROPOSAL NO. 1

                          ELECTION OF DIRECTORS

     At the Annual Meeting, six directors are to be elected to hold office until the next annual meeting of shareholders and until their respective successors shall have been elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote such proxy for the election of the nominees named below. The nominees have indicated that they are willing to serve as directors. The Board of Directors does not contemplate that any of the nominees will be unable or become unavailable for any reason. However, should any of the following nominees for the Board of Directors be unable to serve as a director or become unavailable for any reason, proxies that do not withhold authority to vote for the nominee will be voted for another nominee to be selected by the Board of Directors. Nominees receiving a plurality of votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as a vote cast for or against any particular director and will not affect the outcome of the election of directors.

     The following table sets forth for each nominee (i) the name and age of such nominee, (ii) the positions and offices with the Company of such nominee and (iii) the year during which such nominee first became a director. Such table has been prepared from information obtained from the respective nominees. The term of office of each director is until the next annual meeting of shareholders or until his earlier resignation or his successor is duly elected and qualified.

                                                              POSITIONS
                                                             AND OFFICES               SERVED AS
       NAME                                     AGE        WITH THE COMPANY        DIRECTOR SINCE (1)
       ----                                     ---        ----------------        ------------------
J. N. Averett, Jr. (2) . . . . . . . . .         53     President and Director            1985
Gary S. Gladstein (3). . . . . . . . . .         51           Director                    1989
Robert B. Hodes (4). . . . . . . . . . .         70           Director                    1989
Lief D. Rosenblatt (5) . . . . . . . . .         42           Director                    1989
George P. Giard, Jr. (6) . . . . . . . .         57           Director                    1987
Donald G. Housley (7). . . . . . . . . .         59           Director                    1987

_______________
(1) Messrs. Gladstein, Hodes and Rosenblatt were recommended as directors to the Company by Quantum Fund N.V. and Quantum LDC Partners (collectively, "Quantum"), which, together with George Soros, controls approximately 64.2% of the total voting power of the Company. Messrs. Gladstein and Rosenblatt are also employed by Soros Fund Management, the investment advisor to Quantum.

(2) Mr. Averett has served as President of the Company since November 1985. Mr. Averett is a member of the Executive Committee of the Board of Directors of the Company.

(3) Mr. Gladstein has served as a Managing Director of Soros Fund Management, an investment advisory firm, for more than the past five years.
     Mr. Gladstein is also a director of Joseph A. Bank Clothiers, Inc. and Mueller Industries, Inc. Mr. Gladstein is a member of the Audit Committee and Compensation Committee of the Board of Directors of the Company (the "Compensation Committee").

(4) Mr. Hodes is a partner with the law firm of Willkie Farr & Gallagher and has served in such capacity for more than the past five years. Mr. Hodes is also a director of Aerointernational Inc., W. R. Berkley Corporation, Loral Corporation, SS/L Inc. and The Cremer Foundation. Mr. Hodes is a member of the Audit Committee of the Board of Directors of the Company.

(5) Mr. Rosenblatt has served as a Managing Director of Soros Fund Management for more than the past five years. Mr. Rosenblatt is also a director of Food 4 Less, Inc. Mr. Rosenblatt is a member of the Executive Committee of the Board of Directors of the Company.

(6) Mr. Giard has been Chairman of the Board and Chief Executive Officer of Presidio Oil Company, a company engaged in the exploration and production of crude oil and natural gas, since January 1986. Mr. Giard also has been a partner in Oil & Gas Finance Limited, a private energy investment firm, since 1981. Mr. Giard is a member of the Executive Committee, Audit Committee and Compensation Committee of the Board of Directors of the Company.

(7) Mr. Housley is an independent investor. Mr. Housley is a member of the Audit Committee and Compensation Committee of the Board of Directors of the Company.


                               PROPOSAL NO. 2

  PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1992 EMPLOYEE STOCK OPTION
       PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE
                   SUBJECT TO OPTIONS GRANTED UNDER THE PLAN
                     FROM 200,000 SHARES TO 300,000 SHARES

     The Company maintains a 1992 Employee Stock Option Plan (the "ESO Plan"). The ESO Plan currently provides the Compensation Committee with the authority to grant to eligible employees of the Company and its subsidiaries options to purchase up to an aggregate of 200,000 shares of Common Stock. The ESO Plan is intended to advance the best interest of the Company by providing certain key employees, including officers and employee directors, who have substantial responsibility for the Company's management and growth, with additional incentive by increasing their proprietary interest in the success of the Company, and thereby encouraging them to remain in the Company's employ.

     As of the Record Date, options to purchase an aggregate of 102,875 shares of Common Stock were outstanding and no additional shares of Common Stock were available under the ESO Plan for the grant of future options. The Board of Directors believes that the receipt by employees of options to purchase Common Stock is an important component of compensation and is therefore proposing that the ESO Plan be amended to increase the number of shares of Common Stock that may be subject to options under the ESO Plan by 100,000 to 300,000. The Board of Directors is also proposing to amend the ESO Plan to restrict the number of shares that may be subject to new grants of options in any one year to any one employee to 50,000 in order to qualify the ESO Plan as a performance plan for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the "Code").

     The following is a summary of the material provisions of the ESO Plan.

ADMINISTRATION OF THE ESO PLAN

     The ESO Plan is administered by the Compensation Committee. The Compensation Committee is comprised of not less than three directors of the Company selected by the Board of Directors of the Company from time to time. The current members of the Compensation Committee are George P. Giard, Jr., Donald G. Housley and Gary S. Gladstein, all of whom are non-employee directors. It is the Board's policy that the Compensation Committee be composed of non-employee directors, and it is anticipated that this policy will be continued.

ELIGIBILITY AND PARTICIPATION

     The individuals eligible to participate in the ESO Plan are such key employees, including officers and employee directors, of the Company, or of any parent or subsidiary corporation, as the Compensation Committee may determine from time to time. Approximately 5 persons are currently eligible to participate in the ESO Plan. Notwithstanding any other provisions of the ESO Plan to the contrary, the aggregate fair market value (determined as of the date the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the optionee in any calendar year (under the ESO Plan and any other incentive stock option plan of the Company and any parent and subsidiary corporations thereof) may not exceed $100,000. No individual will be eligible to receive an option under the ESO Plan while such individual is a member of the Compensation Committee.

     The ESO Plan is proposed to be amended to add a restriction on the number of shares that may be subject to new grants of options in any one year to 50,000. This restriction is being added to allow the ESO Plan to be a performance plan for purposes of Section 162(m) under the Code so as to allow the Company to exclude compensation attributable to the exercise of options under the ESO Plan from the $1 million compensation limitation on deductions of employee compensation under Section 162(m) of the Code. The number of restricted shares will be subject to adjustment for stock splits, stock dividends and other reclassifications of the Common Stock.

SHARES SUBJECT TO OPTIONS

     The ESO Plan currently provides for the granting of stock options in the aggregate amount of 200,000 shares of Common Stock, subject to adjustment for changes in capitalization. If this proposal is approved, the ESO Plan would provide for the granting of stock options in the aggregate amount of 300,000 shares of Common Stock, subject to adjustment for changes in capitalization. Such shares may be treasury shares or authorized but unissued shares. If any outstanding options expire or terminate, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to option under the ESO Plan. The Compensation Committee has the discretion to grant either "incentive stock options" (within the meaning of Section 422 of the Code) ("ISOs") or "non-statutory" stock options ("NSOs"). A description of these two types of stock options appears below under the heading "Federal Income Tax Consequences".

GRANT AND EXERCISE OF OPTIONS

     Each option granted under the ESO Plan is required to be embodied in a written option agreement, which is subject to the terms and conditions of the ESO Plan and which will contain such other provisions as the Compensation Committee in its discretion deems advisable.

     The price at which shares may be purchased pursuant to an option, whether an ISO or an NSO, is determined by the Compensation Committee, but in no event may such price be less than the fair market value of the shares of Common Stock on the date the option is granted. In the case of any eligible employee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the corporation employing the employee or of its parent or subsidiary corporation, the option price at which shares may be purchased pursuant to any option that is an ISO granted under the ESO Plan may not be less than 110% of the fair market value of the Common Stock on the date such option is granted.

     No option is exercisable after the expiration of ten years from the date such option is granted. The Compensation Committee in its discretion may provide that such option will be exercisable throughout such ten-year period or during any lesser period of time commencing on or after the date of grant of such option and ending upon or before the expiration of such ten-year period. The Compensation Committee in its discretion may change or accelerate the terms of exercise, but in no event will any option be exercisable after the tenth anniversary of the date of the grant. In the case of any eligible employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the corporation employing the employee or of its parent or subsidiary corporation, no option that is an ISO will be exercisable after the expiration of five years from the date such option is granted.

     Options are exercised by the optionee by the delivery to the Company of a written notice stating (i) that such optionee wishes to exercise such option on the date such notice is delivered, (ii) the number of shares of stock with respect to which the option is to be exercised, (iii) the address to which the certificate representing such shares of stock should be mailed and (iv) the social security number of the optionee. Such written notice must be accompanied by the payment by cashier's check of (i) the option price of such shares of stock and (ii) the amount of money necessary to satisfy any resulting withholding tax liability. Subject to certain limitations set forth in the ESO Plan, and in the sole discretion of the Compensation Committee, payment may be made in shares of stock owned by the optionee. The ESO Plan does not provide for the successive, simultaneous stock payment procedure, which is commonly referred to as "pyramiding".

     Effective as of March 8, 1996, the Compensation Committee granted to five officers and employees ISOs (the "1996 ISO Grants") to purchase an aggregate of 24,000 shares of Common Stock at $32.75 per share. The closing sale price of the Common Stock on the American Stock Exchange on the date of grant and on the Record Date was $32.75 and $33.125 per share, respectively.

     The following table sets forth information as to the 1996 ISO Grants and options currently outstanding under the 1992 Plan granted to (i) the persons named in the Summary Compensation Table, (ii) all current executive officers as a group and (iii) all employees, including all current officers who are not executive officers, as a group.

                              NEW PLAN BENEFITS
                      TO BE RECEIVED UNDER THE ESO PLAN

                                                            NUMBER OF SHARES         OPTIONS
NAME                                     POSITION          SUBJECT TO OPTION(1)    OUTSTANDING
- ----                                     --------          --------------------    -----------
J. N. Averett, Jr.                      President               11,000               61,125

J. A. Ballew                         Chief Financial             5,000               16,750
                                         Officer

All current executive officers                                  21,500              100,375
as a group

All employees, including all                                    24,000              102,875
current officers who are not
executive officers, as a group

      (1) Of the shares listed, none of the options are subject to shareholder approval of the amendment other than an option to purchase 2,375 shares granted to Mr. Averett.


     The 1996 ISO Grants are subject to four year vesting on the basis of one-fourth of the shares subject to the 1996 ISO Grants vesting on each anniversary date of the date of grant. The 1996 ISO Grants will expire ten years after the date of grant, subject to earlier termination as described herein. The 1996 ISO Grants also will immediately vest upon a Change in Control. For purposes of the 1996 ISO Grants, a Change in Control is defined as the occurrence of one or more of the following events: (i) any "person", including a "group", as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than an affiliate of the Company as of the date of grant, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities; (ii) the Company is merged or consolidated with another corporation and immediately after giving effect to the merger or consolidation either (A) less than 50% of the outstanding voting securities of the surviving or resulting entity are then beneficially owned in the aggregate by (1) the shareholders of the Company immediately prior to such merger or consolidation or (2) if a record date has been set to determine the shareholders of the Company entitled to vote on such merger or consolidation, the shareholders of the Company as of such record date or (B) the Board of Directors, or similar governing body, of the surviving or resulting entity does not have as a majority of its members the persons specified in clause
(iii)(A) and (B) below; (iii) if at any time the following do not constitute a majority of the Board of Directors of the Company (or any successor entity referred to in clause (ii) above): (A) persons who are directors of the Company on January 1, 1992, and (B) persons who, prior to their election as a director of the Company (or successor entity if applicable), were nominated, recommended or endorsed by a formal resolution of the Board of Directors of the Company; or (iv) the Company transfers substantially all of its assets to another corporation which is a less than 50% owned subsidiary of the Company. The Company currently anticipates that future options granted under the ESO Plan will have similar vesting and other terms.

RIGHTS OF OPTIONEES

     No optionee will have rights as a shareholder with respect to the shares covered by his option until the date of issuance of a stock certificate for such shares. The granting of any option by the Company will not impose any obligation on the Company to employ or continue to employ any optionee.

The right of the Company to terminate the employment of any officer or other employee will not be diminished or affected by reason of the fact that an option has been granted to him.

CHANGES IN THE COMPANY'S CAPITAL STRUCTURE

     As set forth in Section 16 of the ESO Plan, the number, class and per share exercise price of shares of stock subject to outstanding options are subject to adjustment under the ESO Plan if the Company effects certain changes in its capital structure. The existence of outstanding options will not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

AMENDMENT OF THE ESO PLAN

     The Board of Directors may modify, revise or terminate the ESO Plan at any time and from time to time; provided, however, that without the further approval of the holders of shares representing a majority of the total voting power of the Company at a meeting of shareholders, or if the provisions of the Company's Amended and Restated Articles of Incorporation or By-Laws or if applicable state law prescribes a greater degree of shareholder approval for this action, without the degree of shareholder approval thus required, the Board of Directors may not (i) change the aggregate number of shares that may be issued under options pursuant to the ESO Plan, (ii) extend the term during which an option may be exercised or the termination date of the ESO Plan or
(iii) materially change the class of employees eligible to receive options under the ESO Plan unless, in each such case, the Board of Directors of the Company shall obtain an opinion of legal counsel to the effect that shareholder approval of the amendment is not required (a) by law, (b) by the applicable rules and regulations of, or any agreement with, any national securities exchange on which the Common Stock is then listed or if the Common Stock is not so listed, the rules and regulations, or any agreement with, the National Association of Securities Dealers, Inc. and (c) in order to make available to the optionee, with respect to any option granted under the ESO Plan, the benefits of Rule 16b-3 of the Rules and Regulations under the Exchange Act, or any similar or successor rule. In addition, the Board will have the power to make such changes in the ESO Plan and in the regulations and administrative provisions under the ESO Plan or in any outstanding option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any option granted pursuant to the ESO Plan to qualify as an ISO under Section 422 of the Code and the regulations that may be issued thereunder.

DURATION OF THE ESO PLAN; REGISTRATION OF SHARES

     The ESO Plan became effective as of March 24, 1992, and no options will be granted pursuant to the ESO Plan after March 24, 2002. It is the Company's intention to register the additional shares covered by the ESO Plan with the Securities and Exchange Commission (the "Commission") as soon as practicable after approval by shareholders.

TRANSFER OF OPTIONS

     Options are not transferable by the optionee other than by will or under the laws of descent and distribution, and are exercisable, during his lifetime, only by the optionee.

EFFECT OF TERMINATION OF EMPLOYMENT

     Except as may be otherwise expressly provided in the ESO Plan, all options will terminate on the earlier of the date of the expiration of the option or one day less than three months after the date of the severance, upon severance of the employment relationship between the Company and the optionee, whether with or without cause, for any reason other than the death, disability or retirement of the optionee, during which period the optionee will be entitled to exercise the option in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised the option on the date of such severance of employment.

     In the event of severance because of the disability of the holder of any option while in the employ of the Company and before the date of expiration of the option, the option will terminate on the earlier of such date of expiration or one year following the date of such severance because of disability, during which period the optionee will be entitled to exercise the option in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised the option on the date of such severance because of disability.

     In the event of the death of the holder of any option while in the employ of the Company and before the date of expiration of the option, the option will terminate on the earlier of such date of expiration or one year following the date of death. After the death of the optionee, his executors, administrators or any person or persons to whom his option may be transferred by will or by the laws of descent and distribution will have the right, at any time prior to the expiration of an option, to exercise the option, in respect of the number of shares that the optionee would have been entitled to purchase if he had exercised the option on the day of his death while in the employ of the Company.

     In the event of the retirement of the holder of any NSO, in accordance with the provisions of the Company's then existing policies regarding retirement as applied by the Compensation Committee, before the date of expiration of the option, the option will terminate on the earlier of such date of expiration or one year following the date of such retirement and, if such optionee should die within the one year period, any rights he may have to exercise the option will be exercisable by his executor or administrator or the person or persons to whom the option has been transferred by will or by the laws of descent and distribution, as appropriate, for the remainder of the one year period.

SUBSTITUTION OPTIONS

     Options may be granted under the ESO Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of the Company, or whose employer is about to become a parent or subsidiary corporation of the Company, conditioned in the case of an ISO upon the employee becoming an employee of the Company or a parent or subsidiary corporation of the Company, as the result of the merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least 50% of the issued and outstanding stock of another corporation as the result of which it becomes a subsidiary of the Company. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in the ESO Plan to such extent as the Board of Directors of the Company at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but with respect to stock options that are ISOs, no such variation will be such as to affect the status of any such substitute option as an "incentive stock option" under Section 422 of the Code.

FEDERAL INCOME TAX CONSEQUENCES

     In the case of NSOs the optionee is not taxed upon receipt of the option. When the option is exercised, the optionee is taxed at ordinary income rates on the difference between the option price and the fair market value of the acquired shares on the date of exercise. The Company receives a deduction for compensation expense for this amount, and there is a withholding requirement on the date of exercise.

     For ISOs, the optionee does not have income upon the grant of the option or when the option is exercised. However, the excess of the fair market value of the acquired shares as of the date of exercise over the option price may constitute income for purpose of the participant's alternative minimum tax computation. If the optionee holds the option at least two years from the date of grant and holds the stock at least one year from the date of the transfer of the shares, the optionee is taxed at the time of the disposition of the stock on the capital gain or loss based on the difference between the price on the date of the disposition and the option price. Absent an early disposition of the stock acquired by exercise of an ISO, the Company will not be entitled to a deduction for compensation expense as a result of the grant, exercise or sale of ISO shares by the optionee. If the optionee disposes of the stock prior to expiration of the holding period, he will generally recognize ordinary income in the year of sale equal to the excess, if any, of
(i) the lesser of (A) the fair market value of the shares as of the date of exercise and (B) the amount realized on the sale over (ii) the option price. Any additional amount realized should be treated as a long-term or short-term capital gain based on the optionee's holding period. In this case, the Company will be entitled to deduct the amount of ordinary income recognized by the optionee with respect to the sale.

VOTE REQUIRED AND RECOMMENDATION FOR APPROVAL

     The Board of Directors recommends a vote FOR this proposal. The Board of Directors of the Company has approved the proposed amendment to the ESO Plan. However, the amendment and the 1996 ISO Grants will not become effective unless holders having a majority of the voting power of the Common Stock and Senior Preferred Stock, voting as a single class, represented at the Annual Meeting vote "FOR" the approval of the amendment. The enclosed form of proxy provides a means for shareholders to vote for the approval of this proposal, to vote against the approval of this proposal or to abstain from voting with regard to the approval of this proposal. Each properly executed proxy received in time for the meeting will be voted as specified therein. Because abstentions and broker non-votes will be considered in the determination of the number of shares present in person or by proxy at the Annual Meeting, abstentions and broker non-votes will have the same effect as a vote against the amendment. If a shareholder executes and returns a proxy but does not specify otherwise, the shares represented by such shareholder's proxy will be voted "FOR" the approval of this proposal.

                                PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     On March 8, 1996, the Board of Directors, upon the recommendation of its Audit Committee, appointed the firm KPMG Peat Marwick LLP as independent auditors for the year ending December 31, 1996, subject to ratification by the shareholders at the Annual Meeting. KPMG Peat Marwick LLP was originally appointed as independent auditors of the Company by the Board of Directors, upon recommendation of its Audit Committee, on May 13, 1987.

     Representatives of KPMG Peat Marwick LLP are expected to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by shareholders.

     The affirmative vote of a majority of the voting power of the Common Stock and Senior Preferred Stock, voting as a single class, cast at the Annual Meeting is necessary for ratification of the selection of KPMG Peat Marwick LLP. Because abstentions and broker non-votes will not be considered to have been cast for or against the proposal, they will have no effect on the vote on the ratification of the selection of KPMG Peat Marwick LLP. If shareholders do not ratify the selection of KPMG Peat Marwick LLP, the Board of Directors will consider the selection of other independent auditors for the year ending December 31, 1996.

                            PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of the Record Date, the beneficial ownership of each person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) who is known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock and Senior Preferred Stock. Unless otherwise indicated, each person listed has sole voting and investment power with respect to the shares beneficially owned.

                                                                 SHARES BENEFICIALLY OWNED    SHARES BENEFICIALLY OWNED
                                                                 (EXCLUDING SHARES DEEMED     (INCLUDING SHARES DEEMED
                                                                 OWNED PURSUANT TO RIGHTS     OWNED PURSUANT TO RIGHTS
                                                                      TO ACQUIRE)(1)               TO ACQUIRE)(2)
   NAME AND ADDRESS                                              -------------------------    -------------------------
   OF BENEFICIAL OWNER                     TITLE OF CLASS          SHARES     PERCENT(3)       SHARES        PERCENT(3)
   -------------------                     --------------          ------     ----------       ------        ----------
Quantum Fund N.V.(4)
Quantum Partners LDC
  Kaya Flamboyan 9                       Common Stock              1,628,066      61.3%       1,644,595 (5)     61.5%
  Curacao, Netherlands Antilles          Senior Preferred Stock    2,078,748      14.1%       2,078,748         14.1%

George Soros(6)                          Common Stock              1,708,713      64.3%       1,755,215 (6)     64.9%
  888 Seventh Avenue
  New York, NY 10106

Chemical Banking Corporation(7)          Common Stock                405,606      15.3%         405,606         15.3%
  270 Park Avenue
  New York, NY  10017

Metropolitan Life Insurance Company(8)   Common Stock                280,580      10.6%         280,580         10.6%
  One Madison Avenue
  New York, NY 10010-3690

The Baird Family Group(9)
The Cameron Baird Foundation(9)          Common Stock                     --        --           14,075            *
Bridget B. Baird, Successor Trustee(9)   Senior Preferred Stock    6,255,676      42.3%       6,255,676         42.3%
Jane D. Baird (9)
Aires Hill Corporation(9)
  1350 One M&T Plaza
  Buffalo, NY 14203

W. R. Huff Asset Management Company,
  L.P.(10)                               Common Stock                     --        --            5,420            *
  30 Schuyler Place                      Senior Preferred Stock    2,409,112      16.3%       2,409,112         16.3%
  Morristown, NJ 07960

Lehman Brothers Inc.(11)
  3 World Financial Center               Common Stock                     --        --            3,543            *
  New York, NY 10285                     Senior Preferred Stock    1,575,034      10.7%       1,575,034         10.7%

*Represents less than one percent (1%) of outstanding class.

____________________

(1) The number and percentage of securities owned excludes any shares that the person may be deemed to be the beneficial owner of pursuant to Rule 13d-3 promulgated under the Exchange Act as a result of any rights that such person may have to acquire beneficial ownership of such security within 60 days.

(2) The number and percentage of securities owned includes all shares that the person may be deemed to be the beneficial owner of pursuant to Rule 13d-3 promulgated under the Exchange Act as a result of any rights that such person may have to acquire beneficial ownership of such security within 60 days.

(3) The percentages shown in the above table are calculated on the basis of the 2,658,042 shares of Common Stock and 14,788,328 shares of Senior Preferred Stock that were issued and outstanding as of the Record Date.

(4) Quantum owns in the aggregate 1,628,066 shares of Common Stock directly. George Soros, operating as a sole proprietorship under the name Soros Fund Management ("SFM"), is the investment advisor to Quantum and its investment subsidiaries. Pursuant to its investment advisory contract with Quantum and its principal subsidiaries, SFM exercises direct investment discretion with respect to the portfolio assets held for the account of Quantum. In addition, SFM is responsible for developing the overall investment strategy of Quantum and its subsidiaries. Mr. Soros, as the sole proprietor and the person who ultimately controls SFM, may be deemed to be the beneficial owner of the securities owned by Quantum as a result of SFM's contractual authority to exercise investment discretion with respect to such securities. The foregoing information, as well as the information set forth in Note 5 hereof, is based solely on information provided to the Company by Quantum, Amendment No. 12 to the joint Schedule 13D dated February 22, 1996 of Quantum and George Soros.

(5) The number of shares of Common Stock beneficially owned by Quantum and George Soros includes 4,677 shares of Common Stock that are issuable upon conversion of 2,078,748 shares of Senior Preferred Stock and 6,397 shares of Common Stock that are issuable upon the exercise of 12,795,331 $.075 Warrants and 5,455 shares that are issuable upon the exercise of 10,911,024 $.10 Warrants, which warrants are owned by Quantum.

(6) George Soros directly owns an aggregate of 80,647 shares of Common Stock. In addition, Mr. Soros may be deemed to be the beneficial owner of the shares beneficially owned by Quantum described above as a result of SFM's contracted authority to exercise investment discretion with respect to such securities. The number of shares of Common Stock and percentage of beneficial ownership of Mr. Soros includes 16,340 shares of Common Stock that are issuable upon the exercise of 32,681,208 $.075 Warrants and 13,633 shares of Common Stock that are issuable upon the exercise of 27,266,098 $.10 Warrants. The foregoing information is based solely on information provided to the Company in filings by George Soros with the Commission with respect to his beneficial ownership of Common Stock.

(7) Chemical Banking Corporation, through its subsidiary Texas Commerce Bank National Association, owns beneficially all of the shares of Common Stock listed. The foregoing information is based solely on Amendment No. 1 to the joint Schedule 13G dated February 7, 1996, of Chemical Banking Corporation and Texas Commerce Bank filed with the Commission with respect to its beneficial ownership of Common Stock.

(8) Metropolitan Life Insurance Company, through its subsidiary State Street Research and Management Company, Inc., owns beneficially all the shares of Common Stock listed. The foregoing information is based solely on Amendment No. 6 to the Schedule 13G dated February 13, 1996, of Metropolitan Life Insurance Company filed with the Commission with respect to its beneficial ownership of Common Stock and information obtained directly from State Street Research and Management Company, Inc.

(9) The Baird Family Group owns in the aggregate 6,255,676 shares of Senior Preferred Stock that may be converted into 14,075 shares of Common Stock. The Baird Family Group is comprised of thirteen family members, Aires Hill Corporation and Belmont Contracting Co., Inc., private holding companies of the Baird family, The Cameron Baird Foundation, a charitable foundation trust controlled by the Baird family and Citizens Growth Properties, a business trust controlled by the Baird family. The foregoing information, as well as the other information set forth in this Note, is based solely on Amendment No. 16 to the joint Schedule 13D dated March 6, 1996, of the Baird family filed with the Commission with respect to their beneficial ownership of the Senior Preferred Stock. The Cameron Baird Foundation owns in the aggregate 1,623,821 shares of Senior Preferred Stock that may be converted into 3,653 shares of Common Stock, Bridget B. Baird, Successor Trustee, owns in the aggregate 1,400,200 shares of Senior Preferred Stock that may be converted into 3,150 shares of Common Stock, Jane D. Baird owns in the aggregate 1,104,100 shares of Senior Preferred Stock that may be converted into 2,484 shares of Common Stock and Aries Hill Corporation owns in the aggregate 804,800 shares of Senior Preferred Stock that may be converted into 1,810 shares of Common Stock.

(10) W. R. Huff Asset Management Company, L.P. owns in the aggregate 2,409,112 shares of Senior Preferred Stock that may be converted into 5,420 shares of Common Stock. Such shares are held on behalf of The Northern Trust Company as trustee of the Allied-Signal Inc. Master Pension Trust. The foregoing information is based solely on the Schedule 13G dated
       November 13, 1991, of W. R. Huff Asset Management Company, L.P. filed with the Commission with respect to its beneficial ownership of Senior Preferred Stock.

(11) Lehman Brothers Inc. owns in the aggregate 1,575,034 shares of Senior Preferred Stock, which may be converted into 3,543 shares of Common Stock. The foregoing information is based on the Schedule 13D dated February 20, 1992, of Lehman Brothers Inc., a subsidiary of Lehman Brothers Holding, Inc., filed with the Commission with respect to its beneficial ownership of Senior Preferred Stock.

                 SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth, as of the Record Date, the beneficial ownership of the equity securities of the Company of each of the directors of the Company, each executive officer named in the Summary Compensation Table and all executive officers and directors of the Company as a group. Unless otherwise indicated, the named person directly owns the securities listed and exercises sole voting and investment power with respect thereto. Such table has been prepared from information obtained from the respective directors and executive officers.


                                               SHARES BENEFICIALLY OWNED   SHARES BENEFICIALLY OWNED
                                               (EXCLUDING SHARES DEEMED     (INCLUDING SHARES DEEMED
                                               OWNED PURSUANT TO RIGHTS     OWNED PURSUANT TO RIGHTS
                                                    TO ACQUIRE)(1)               TO ACQUIRE)(2)
                                               ------------------------    -------------------------
        NAME              TITLE OF CLASS           SHARES    PERCENT(3)       SHARES      PERCENT(3)
        ----              --------------           ------    ----------       ------      ----------
J. N. Averett, Jr.        Common Stock                4,147      *             51,647(4)     1.9%
                          $.075 Warrants          1,000,000     1.0%        1,000,000        1.0%
                          $.10 Warrants           2,000,000     1.3%        2,000,000        1.3%

Gary S. Gladstein         Common Stock                1,850      *              1,850          *

Robert B. Hodes           Common Stock                  100      *                100          *

Lief D. Rosenblatt (5)    Common Stock                 --        --             --             --

George P. Giard, Jr.      Common Stock                  540      *                578(6)       *
                          $.10  Warrants             39,075      *             39,075          *
                          $.125 Warrants             39,075      *             39,075          *

Donald G. Housley (7)     Common Stock               22,454      *             26,825(8)     1.0%
                          Senior Preferred Stock     79,999      *             79,999          *
                          $.075 Warrants            140,000      *            140,000          *
                          $.10  Warrants          4,297,748     2.8%        4,297,748        2.8%
                          $.125 Warrants          3,949,149     1.5%        3,949,149        1.5%

J. A. Ballew              Common Stock                  592      *              9,592(9)       *
                          $.075 Warrants          1,000,000     1.0%        1,000,000          *
                          $.10  Warrants          1,000,000      *          1,000,000          *

All executive officers    Common Stock               30,579     1.2%          100,613(10)    3.7%
and directors of the      Senior Preferred Stock     79,999      *             79,999          *
Company as a group        $.075 Warrants          3,140,000     3.2%        3,140,000        3.2%
(9 persons)               $.10 Warrants           8,336,823     5.5%        8,336,823        5.5%
                          $.125 Warrants          3,988,224     1.5%        3,988,224        1.5%

*Represents less than one percent (1%) of outstanding class.

_________________
(1) The number and percentage of securities owned excludes any shares that the person may be deemed to be the beneficial owner of pursuant to Rule 13d-3 promulgated under the Exchange Act as a result of any rights that such person may have to acquire beneficial ownership of such security within 60 days.

(2) The number and percentage of securities owned includes all shares that the person may be deemed to be the beneficial owner of pursuant to Rule 13d-3 promulgated under the Exchange Act as a result of any rights that such person may have to acquire beneficial ownership of such security within 60 days.

(3) The percentages shown in the above table are calculated on the basis of the 2,658,042 shares of Common Stock, 14,788,328 shares of Senior Preferred Stock, 96,963,866 $.075 Warrants, 152,742,753 $.10 Warrants,
     259,078,740  $.125 Warrants, 194,414,877 $.15 Warrants and 195,415,983
     $.25 Warrants that were issued and outstanding as of the Record Date.

(4) The number of shares and percentage of beneficial ownership includes 47,500 shares of Common Stock that are issuable upon the exercise of 1,000,000 $.075 Warrants, 2,000,000 $.10 Warrants and stock options to acquire 46,000 shares of Common Stock owned by Mr. Averett and 937 shares of Common Stock that are owned by him through the Company's Employee Stock Ownership Plan.

(5)  Mr. Rosenblatt does not own any of the Company's securities.

(6) The number of shares and percentage of beneficial ownership includes 38 shares of Common Stock that are issuable upon the exercise of 39,075 $.10 Warrants and 39,075 $.125 Warrants, owned by Mr. Giard.

(7) Of the securities listed above, 10,150 shares of Common Stock, 3,223,177 $.10 Warrants and 2,994,577 $.125 Warrants are owned directly. In addition, Mr. Housley may be deemed to be the beneficial owner of 12,304 shares of Common Stock, 79,999 shares of Senior Preferred Stock, 140,000 $.075 Warrants, 1,074,571 $.10 Warrants and 954,572 $.125 Warrants that are owned by Mr. Housley's mother, for whom he exercises investment power with respect to such securities.

(8) Of the shares of Common Stock listed above, 13,258 shares of Common Stock (including 3,108 shares that may be received upon the conversion or exercise of other securities) are owned directly and 13,567 shares of Common Stock (including 1,263 shares that may be received upon the conversion or exercise of other securities) are owned by Mr. Housley's mother, for whom he exercises investment power with respect to such shares. The number of shares of Common Stock and percentage of beneficial ownership of Mr. Housley includes 179 shares of Common Stock that are issuable upon the conversion of 79,999 shares of Senior Preferred Stock. In addition, the number of shares of Common Stock and percentage of beneficial ownership of Mr. Housley includes 70, 2,148 and 1,974 shares of Common Stock that are issuable upon the exercise of the $.075 Warrants, $.10 Warrants and $.125 Warrants, respectively.

(9) The number of shares of Common Stock and percentage of beneficial ownership of Mr. Ballew includes 9,000 shares of Common Stock that are issuable upon the exercise of 1,000,000 $.075 Warrants, 1,000,000 $.10 Warrants, stock options to acquire 8,000 shares of Common Stock and 592 shares of Common Stock owned by him through the Company's Employee Stock Ownership Plan.

(10) The number of shares of Common Stock and percentage of beneficial ownership attributable to all directors and executive officers of the Company as a group includes 179 shares of Common Stock that are issuable upon the conversion of 79,999 shares of Senior Preferred Stock that may be beneficially owned by such persons. In addition, the number of shares of Common Stock and percentage of beneficial ownership attributable to such persons include 1,570, 4,167, 1,993, and 62,125 shares of Common Stock, respectively, that are issuable upon the exercise of the 3,140,000 $.075 Warrants, 8,336,823 $.10 Warrants, 3,988,224 $.125 Warrants, stock options to acquire 62,125 shares of Common Stock and 2,395 shares of Common Stock owned through the Company's Employee Stock Ownership Plan that may be beneficially owned by such persons.

                                    MANAGEMENT

MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company has a standing Audit Committee, which is currently comprised of Messrs. Gladstein, Hodes, Giard and Housley. The Audit Committee is charged with the duties of recommending to the Board the appointment of independent auditors; reviewing the compensation of such auditors; assuring that proper guidelines are established for the dissemination of financial information; conferring with the independent auditors to assure that the personnel of the Treasurer's and Controller's departments are adequately trained and supervised; meeting periodically with the independent auditors, Board of Directors and certain officers of the Company to insure the adequacy of internal controls and reporting; reviewing the Company's consolidated financial statements; and performing any other duties or functions deemed appropriate by the Board. One meeting of the Audit Committee was held in 1995.

     The Board of Directors of the Company has an Executive Committee, which is currently comprised of Messrs. Averett, Giard and Rosenblatt. The Executive Committee of the Board of Directors has the authority to exercise all powers of the Board of Directors that may be legally delegated to it under Louisiana law, except that it does not have the authority to declare a dividend or to authorize the issuance of shares of stock. No meetings of the Executive Committee were held in 1995.

     The Board of Directors of the Company has a Compensation Committee, which is currently comprised of Messrs. Giard, Housley and Gladstein. The Compensation Committee has the authority to review the performance of the employees of the Company and make recommendations to management with respect thereto, to review the compensation policies of the Company and to administer the employee benefit plans of the Company and make awards thereunder. One meeting of the Compensation Committee was held in 1995.

     The Board of Directors of the Company does not have a standing Nominating Committee.

     During 1995, there were seven meetings of the Board of Directors.
Except for Mr. Rosenblatt who attended 71% of the combined number of Board meetings and meetings of committees of the Board of which he is member, all current directors of the Company attended more than 75% of the combined number of Board meetings and meetings of the committees of the Board of which they are members.

EXECUTIVE OFFICERS

     The following table lists the names, ages, positions and periods of service with the Company of the Company's current executive officers. Such persons were elected by the Board of Directors of the Company and serve until their earlier resignation or until they are removed or replaced by the Board of Directors.

                                            SERVED AS
                                            EXECUTIVE
        NAME                     AGE       OFFICER SINCE         CURRENT POSITION
        ----                     ---       -------------         ----------------
J. N. Averett, Jr. (1) . . .      53           1985         President and Director
J. A. Ballew (2) . . . . . .      40           1986         Senior Vice President, Treasurer,
                                                             Secretary and Chief Financial Officer
Paul E. Holmes (3) . . . . .      39           1990         Vice President/Controller
David L. Hayden (4). . . . .      41           1990         Vice President/Engineering

(1)  See "Election of Directors" for biographical information.

(2) Mr. Ballew has been associated with the Company since 1985 and currently serves as Senior Vice President, Treasurer, Secretary and Chief Financial Officer.

(3) Mr. Holmes has been associated with the Company since 1978 and is currently Vice President/Controller.

(4) Mr. Hayden has been associated with the Company since 1982 and is currently Vice President/Engineering.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


     The Compensation Committee is pleased to present this report regarding the compensation policies and practices of the Company applicable to its chief executive officer and other executive officers.

GENERAL POLICY

     The Company's compensation policy applicable to its executive officers is to offer compensation opportunities that the Compensation Committee believes are competitive and reasonable based on a number of factors, including the individual's performance and contribution to the future growth of the Company, the financial and operational results of the Company and industry and market conditions. Compensation decisions for 1995 also took into consideration the Company's executive officers' efforts in effecting the Company's 1995 acquisition of First Reserve Gas Company ("FRGC") and the innovative financing therefor and subsequent profitable operation thereof after the acquisition. Future compensation decisions, including bonus and other incentive compensation, will also take into account the efforts of the Company's executive officers in pursuing new opportunities, such as the First Reserve transaction, for the future growth of the Company.

     The specific compensation of the Company's executive officers is reviewed and approved annually by the Compensation Committee, which is comprised entirely of non-employee directors. The components of the Company's executive compensation program are summarized below.

BASE SALARIES

     The base salaries of the Company's executives are determined based on their positions with the Company, their experience, the cost of living in their area of employment and competitive market factors. Base salaries are reviewed annually and adjusted where deemed appropriate. In reviewing the base salaries of the Company's officers, the Compensation Committee considers data from published reports regarding reported compensation for companies located in the Shreveport, Louisiana area and for other companies of similar size and complexity. These reports are used as a check on the general competitiveness of the Company's salaries and not as a means to mathematically establish salaries within specified percentiles of salary ranges.

BONUSES

     Bonus compensation is provided to the Company's executive officers from time to time based on the financial results of the Company, the executive's past personal performance and related prior specific operational and other achievements. Accordingly, bonus decisions are determined by the Compensation Committee on a subjective basis in light of such factors as the Compensation Committee considers relevant. Bonus compensation for Mr. Averett is determined primarily pursuant to his employment agreement with the Company, which provides Mr. Averett with an annual cash bonus equal to 2% of the Company's net profits before income tax in excess of $1,000,000. Mr. Averett received a bonus of $27,891 under his employment agreement with the Company based on the Company's results for 1995.

     A special retention bonus arrangement was also adopted in late 1994 in connection with the Company's decision to dispose of its domestic oil and gas properties at that time. Under this arrangement, a semi-annual bonus equal to 1/8th of the officer's annual base salary was to be paid for a period of two years following the transaction as long as the officer remained in the employ of the Company. This arrangement was implemented to provide incentive for the officers to remain in the employ of the Company following the asset disposition and to work toward the successful redeployment of the net proceeds from the sale for the future growth of the Company. Messrs. Averett and Ballew received bonuses in 1995 of $50,000 and $22,500, respectively, pursuant to this agreement.

LONG-TERM INCENTIVE COMPENSATION

     The Compensation Committee believes that long term incentive compensation is a key component of the Company's compensation program and that the value of long term incentive compensation should be directly related to increases in shareholder value. Thus, in addition to base salaries and bonuses, the Company provides long-term incentive compensation to its executive officers through stock options under the Company's stock option plan and contributions to a broad-based employee stock ownership plan.
Awards under these plans are intended to provide incentives to the participants to increase shareholder value by providing benefits that are directly related to the market value of the Common Stock.

     STOCK OPTIONS.

     Under the Company's stock option plan, the Compensation Committee has the authority to grant options to purchase shares of Common Stock to the Company's executive officers and key employees for terms of up to ten years, with exercise prices equal to or greater than the market price of the Common Stock at the time of grant and with vesting conditions established by the Compensation Committee. The Compensation Committee believes that options provide a desirable form of incentive to the Company's officers in that options received by an officer will be of no value to the officer unless the value of the Common Stock increases.

     It is the policy of the Compensation Committee that options not be granted under the Company's stock option plan as a matter of course. Rather, decisions as to whether to grant options to an officer are made by the Compensation Committee on an annual basis in light of the circumstances, including the officer's contributions to the Company over the prior year and the expected contributions by the officer in the future. If an option is granted to an officer, the number of shares of Common Stock subject to the granted option will be based on, among other things, the level of responsibility of the officer, the anticipated contribution of the officer to the future growth of the Company, the number of shares that the Compensation Committee believes would be necessary to provide the officer with a meaningful incentive to improve shareholder value and the potential dilution that might result from the grant. The Compensation Committee also considers the amount and terms of the options held by the officers. Vesting requirements will generally be placed on options in order to relate the benefits of any options granted to an officer to the continued employment of the officer with the Company.

     On April 17, 1995, the Company granted options to purchase an aggregate of 17,500 shares of Common Stock at an exercise price of $31.125 per share to three of its executive officers. The market price of the Common Stock at the time of grant was $31.125 per share. These grants were made following the Compensation Committee's assessment of each of the optionee's contributions to the successful efforts by the Company to achieve growth and shareholder value in 1995, and the anticipated contribution of each optionee to the Company in the future as the Company pursues new opportunities for growth.

     EMPLOYEE STOCK OWNERSHIP PLAN.

     The Company also provides long-term incentive compensation to its officers and employees through the Company's Employee Stock Ownership Plan ("ESOP"). The ESOP is a broad based plan that is qualified under the Internal Revenue Code of 1986 and provides for annual cash contributions by the Company of up to 10% of annual compensation of all participating employees to a trust for the purchase of shares of Common Stock for the account of the employees. The amount of the contribution, if any, for any given year is in the sole discretion of the Compensation Committee. It is the current policy of the Compensation Committee that the amount of the Company's contribution to the ESOP be determined after considering both financial and operational results of the Company and that the contribution serve both as a recognition of past performance and as an incentive for future performance. The Compensation Committee authorized a $50,000 contribution to the ESOP for 1995, which represented approximately 5% of the compensation of the participating employees. Benefits under the ESOP vest over a five year period. The Company's asset disposition in 1994 accelerated vesting under the ESOP for all contributions prior to such disposition. Employees realize benefits under the ESOP with respect to contributions and to the extent of growth in the market value of Common Stock.

COMPENSATION OF AND EMPLOYMENT AGREEMENT WITH CHIEF EXECUTIVE OFFICER

     The base and fixed bonus compensation of the Company's Chief Executive Officer, J.N. Averett, Jr., is determined pursuant to a one year employment agreement between the Company and Mr. Averett that is renewable annually. Under such agreement, Mr. Averett receives an annual base salary of $200,000, which may be increased by mutual agreement between the Company and Mr. Averett based on annual reviews by the Board of Directors of the Company of market factors and Mr. Averett's performance in the prior year.

     In addition to his base salary, Mr. Averett is entitled to receive under his agreement with the Company an annual cash bonus in an amount equal to 2% of the excess over $1,000,000 of the consolidated net profits before income taxes of the Company in each year during the term of his employment agreement. Under this arrangement, Mr. Averett received a cash bonus in the amount of $27,891 with respect to 1995 results. This bonus reflects the beneficial financial impact that the Company's acquisition of FRGC had on the Company during 1995. Mr. Averett also received a $50,000 retention bonus under the arrangement adopted in late 1994 in connection with the Company's oil and gas property disposition in December 1994.

     In addition to the cash bonus paid to Mr. Averett for 1995, the Compensation Committee concluded that it would be appropriate to provide Mr. Averett with additional incentive to further develop the businesses of the Company to improve shareholder value through the grant of an option to purchase additional shares of Common Stock. Accordingly, on April 17, 1995, the Compensation Committee granted to Mr. Averett an option to purchase an aggregate of 10,000 shares of Common Stock at an exercise price of $31.125 per share, the market price of the stock on the date of grant. The number of shares subject to such option was determined by the Compensation Committee after considering Mr. Averett's other compensation arrangements with the Company and reflects the number of shares which the Compensation Committee believed would provide Mr. Averett with a meaningful form of incentive to continue to work toward the financial growth of the Company so as to improve shareholder value.

     The Compensation Committee believes that the combination of the compensation provided to Mr. Averett under his employment agreement and the benefits provided to him through the granting of options and his participation in the ESOP closely align Mr. Averett's compensation with the financial and stock performance of the Company.

DEDUCTION LIMITATION

     Section 162(m) of the Code currently imposes a $1 million limitation on the deductibility of certain compensation paid to the Company's five highest paid executives. Excluded from the limitation is compensation that is "performance based". For compensation to be performance based, it must meet certain criteria, including being based on predetermined objective standards approved by the shareholders of the Company. The Company believes that compensation relating to options granted under the ESO Plan should be excluded from the $1 million limitation. The Compensation Committee believes that maintaining the discretion to evaluate the performance of the Company's management is an important part of its responsibilities and benefits the Company's shareholders. The Compensation Committee intends to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future. The Compensation Committee does not currently anticipate that
Section 162(m) will limit the deductibility of any compensation paid by the Company to its executive officers during 1995.

SUMMARY

     After review of the existing compensation programs of the Company, the Compensation Committee believes that the Company's executive compensation program is consistent with the compensation programs provided by other companies comparable in size and complexity to the Company. Further, the Compensation Committee believes that the components of the Company's compensation program are necessary and appropriate to retain the services of those officers and employees who are considered by the Compensation Committee essential to the continued success, development and growth of the Company and provide for compensation that is significantly dependent upon and related to the Company's performance such that the financial interests of the Company's executive officers will be closely aligned with those of the Company's shareholders.

                        Gary S. Gladstein
                       George P. Giard, Jr.
                        Donald G. Housley


                COMPENSATION AND TRANSACTIONS WITH MANAGEMENT

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information with respect to the Chief Executive Officer and the other executive officers of the Company as to whom the total annual salary and bonus for the fiscal year ended December 31, 1995, exceeded $100,000.

                         SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                  ANNUAL COMPENSATION                AWARDS
                                             -----------------------------------  ------------
                                                                     OTHER         SECURITIES
        NAME AND                                                     ANNUAL         UNDERLYING       ALL OTHER
  PRINCIPAL POSITION                 YEAR     SALARY    BONUS    COMPENSATION(1)     OPTIONS      COMPENSATION(2)
  ------------------                 ----    --------  -------   ---------------  ------------    ---------------
J. N. Averett, Jr.                   1995    $200,000  $77,891        $-0-           10,000           $  864
 President                           1994     193,333   90,000         -0-            7,500            1,231
                                     1993     160,000   13,596         -0-           14,000            1,037

J. A. Ballew                         1995     106,875   22,500         -0-            5,000              112
 Senior Vice President,              1994      92,741    -0-         13,289           3,000              697
  Treasurer, Secretary and Chief     1993      80,000    -0-         12,943           5,000              112
  Financial Officer

______________
(1) Excludes perquisites and other benefits because the aggregate amount of such compensation does not exceed the lesser of either $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive officer.

(2)  Represents life insurance premiums paid by the Company.

     The following table shows, as to the executive officers named in the Summary Compensation Table, information about option grants during the year ended December 31, 1995. The Company does not grant any stock appreciation rights.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                               GRANT DATE
                             INDIVIDUAL GRANTS                                    VALUE
- ----------------------------------------------------------------------------   ----------

                                     % OF TOTAL
                    NUMBER OF         OPTIONS
                    SECURITIES       GRANTED TO
                    UNDERLYING       EMPLOYEES       EXERCISE                  GRANT DATE
                     OPTIONS         IN FISCAL        PRICE       EXPIRATION     PRESENT
    NAME            GRANTED(1)          YEAR       (PER SHARE)       DATE        VALUE(2)
- -----------------   ----------       ----------    -----------    ----------   ----------
J. N. Averett, Jr.   10,000             57%          $31.125       04/17/05      $219,432

J. A. Ballew          5,000             29%           31.125       04/17/05       109,716

_____________
(1) Stock options granted on April 17, 1995. Options vest in one-quarter increments on an annual basis and become fully vested on April 17, 1999.

(2) Based upon Black-Scholes option valuation model. The calculation assumes volatility of .50, a risk free rate of return of 6.5%, a ten year option term, option grants at $31.125 per share and that no dividends are paid during the life of the option.

     The following table shows aggregate option exercises during the year ended December 31, 1995, and option values at December 31, 1995, for the executive officers named in the Summary Compensation Table. The Company does not grant any stock appreciation rights.



                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF                        VALUE OF
                       SHARES                    SECURITIES UNDERLYING                UNEXERCISED
                    ACQUIRED ON     VALUE         UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
     NAME             EXERCISE     REALIZED        AT FISCAL YEAR-END            AT FISCAL YEAR-END(1)
- -----------------   -----------    --------  ----------------------------    -----------------------------
                                             EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
                                             -----------    -------------    -----------     -------------
J. N. Averett, Jr.      -0-         $ -0-      43,500          10,000          $458,500         $ -0-

J. A. Ballew           8,250        99,500      6,750           5,000            56,344           -0-

___________
(1) Computed based upon the difference between aggregate market value of the Common Stock issuable on the exercise of the option at December 31, 1995, and the exercise price for such shares. The actual value, if any, of the unexercised options will be dependent upon the market price of the Common Stock at the time of exercise. The value of unexercised options has not been described to reflect present value.

     The following table sets forth information regarding the number of shares of Common Stock allocated to the account of the executive officers named in the Summary Compensation Table as a result of contributions made to the ESOP during the fiscal year ended December 31, 1995. The ESOP is qualified under the Internal Revenue Code of 1986 and provides for annual cash contributions by the Company of up to 10% of annual compensation of all participating employees to a trust for the purchase of shares of Common Stock for the account of the employees. The amount of the contribution, if any, for any given year is in the sole discretion of the Compensation Committee. The Compensation Committee authorized a $50,000 contribution to the ESOP for the fiscal year ended December 31, 1995.

      LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                             NUMBER OF          PERFORMANCE OR
                           SHARES, UNITS      OTHER PERIOD UNTIL
                             OR OTHER            MATURATION OR
            NAME              RIGHTS                PAYOUT
            ----           -------------      ------------------
     J. N. Averett, Jr.         236                   (1)

     J. A. Ballew               204                   (1)

________________
(1) Fully vested as a result of the Company's sale of its oil and gas properties in December 1994.

DIRECTORS' FEES

    Each director of the Company who is not an employee of the Company receives $25,000 in cash per year. No compensation for serving as a director is paid to any member of the Board of Directors who is also an employee of the Company.

    In addition to their annual fees as directors of the Company, the members of the Board of Directors are paid a per meeting fee of $500 for each Board and Board committee meeting attended. Further, the Company from time to time requests its directors who are not employees to attend meetings and perform services for the Company. Directors so employed by the Company are compensated at the rate of $500 per day. During 1995, Messrs. Gladstein, Hodes, Rosenblatt, Giard and Housley received $4,500, $3,000, $3,000, $4,500 and $4,500, respectively, pursuant to such arrangements, which compensation included fees paid for attendance at Board and Board committee meetings.

EXECUTIVE COMPENSATION AND SEVERANCE AGREEMENT

    SEVERANCE AGREEMENTS. In an effort to provide appropriate incentives for the Company's officers and key employees to maximize the value of the Company's assets as part of its disposition of assets to Apache Corporation and to encourage the retention of those officers and employees who will be important for the Company following the Company's 1994 disposition of its oil and gas properties, the Company has entered into various Executive Compensation and Severance Agreements with its executive officers and key employees (the "Incentive Compensation and Severance Agreements"). The term of each Incentive Compensation and Severance Agreement expire on December 31, 1999. In general, the Incentive Compensation and Severance Agreements provide for (i) a cash payment to the executive equal to a multiple of the executive's most recent base salary plus an extension of health and insurance benefits for a period of time if the employment of the executive is terminated either by the Company without "cause" (as defined below) or by the executive due to a decrease in the executive's salary or a material change in the duties and responsibilities of the executive as described therein and
(ii) certain cash bonus payments payable in equal semi-annual installments over a two-year period aggregating 50% of the executive's base salary if the executive is in the employ of the Company at that time. A voluntary termination of employment by an officer or key employee without a decrease in salary or a material change in duties or responsibilities will not entitle the employee to severance payments under the Incentive Compensation and Severance Agreements. The term "cause" is defined in the Incentive Compensation and Severance Agreements to mean dishonesty, conviction of a felony or the continued failure by the executive officer to perform material duties consistent with the executive officer's position.

    Under the terms of the Incentive Compensation and Severance Agreements, the amount of any severance payments and length of such benefits will vary depending on the executive, with the President of the Company receiving three times his annual salary and three years of benefits, the Senior Vice President of the Company receiving two times his annual salary and two years of benefits and the other executive officers and key employees of the Company each receiving their annual salary and one year of benefits. The amount of severance payments that would be made to J. N. Averett, Jr., J. A. Ballew and all executive officers and key employees of the Company as a group are $600,000, $240,000 and $1,045,000, respectively, if their employment were to be terminated by the Company following the Transaction for any reason other than cause.

EMPLOYMENT CONTRACTS

    As described in the report of the Compensation Committee, the Company has an employment agreement with J. N. Averett, Jr. Under such agreement, Mr. Averett has agreed to serve as Chief Executive Officer or President and Chief Operating Officer through the term of the agreement. Mr. Averett's employment agreement is a year to year contract with a provision that provides that it will be automatically renewed at the end of each year unless certain prior notices are provided. Mr. Averett's base compensation under the employment agreement is currently $200,000 per year and may be increased by mutual agreement between the Company and Mr. Averett. Mr. Averett is also entitled to an annual cash bonus equal to 2% of the excess over $1,000,000 of the consolidated net profits of the Company during each year during the term of his employment agreement. Mr. Averett's employment agreement also provides Mr. Averett with routine benefits such as insurance, vacations, reimbursement of expenses, use of an automobile and other similar benefits provided to senior members of management of the Company. The Company's employment agreement with Mr. Averett further provides that in the event Mr. Averett's employment is terminated by Mr. Averett for "good reason" or by the Company for any reason other than "cause", Mr. Averett will be entitled to receive $100,000 in cash plus any other compensation to which he may be entitled pursuant to the agreement.

PERFORMANCE GRAPH

    The following performance graph compares the performance of the Company's Common Stock to the Dow Jones Equity Market Index and the Dow Jones Energy-Oil Secondary Index for the five years ended December 31, 1995. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1990, and that all dividends were reinvested.


                                       1990     1991     1992     1993     1994     1995
- -----------------------------------------------------------------------------------------
Crystal Oil Company                    100       127     165      158      214       219
- -----------------------------------------------------------------------------------------
Dow Jones Equity Market Index          100       132     144      158      159       221
- -----------------------------------------------------------------------------------------
Dow Jones Energy-Oil Secondary Index   100        98      99      110      106       123
- -----------------------------------------------------------------------------------------

                             SHAREHOLDER PROPOSALS

    Shareholder proposals for inclusion in the Proxy Statement for presentment to the 1997 Annual Meeting of Shareholders must be received at the office of the Company, 229 Milam Street, Shreveport, Louisiana 71101, no later than December 27, 1996, to be considered for inclusion in the Proxy Statement relating to such meeting.


                              OTHER INFORMATION

    The Board of Directors is not aware that any matters other than those set forth herein and the Notice of Annual Meeting of Shareholders will come before the meeting. Should any other matters requiring the vote of the shareholders arise, it is intended that proxies will be voted in respect thereof in accordance with the best judgment of the person or persons voting the proxy in the interest of the Company.

                                   By Order of the Board of Directors,

                                   /s/  J. A. BALLEW
                                   ------------------
                                   J. A. Ballew
                                   Secretary

Dated: April 25, 1996

                              CRYSTAL OIL COMPANY
                                    PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Crystal Oil Company, a Louisiana corporation (the "Company"), hereby appoints J.N. Averett, Jr., Gary S. Gladstein and Donald G. Housley, and each of them, Proxies of the undersigned, with the power of substitution, to vote, as designated hereon, all of the shares of capital stock of the Company which the undersigned would be entitled to vote at the annual meeting of shareholders to be held on May 30, 1996, or any adjournment or adjournments thereof, on the following matters more particularly described in the Proxy Statement dated April 25, 1996.

     Receipt is hereby acknowleged of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 25, 1996, and the Annual Report of Crystal Oil Company for the year ended December 31, 1995.




                         (Continued on Reverse Side)

/X/  Please mark your
     votes as in this
     example.

For all nominees listed at right              WITHHELD AUTHORITY to vote
(except as marked to the contrary).        for all nominees listed at right.

1. ELECTION OF     / /     / /    J.N. Averett, Jr., Gary S. Gladstein,
   DIRECTORS                      Robert B. Hodes, Lief D. Rosenblatt,
                                  George P. Giard, Jr. and Donald G. Housley

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

________________________________________________


                                                     FOR   AGAINST   ABSTAIN
                                                     / /     / /       / /
2. PROPOSAL to approve an amendment to the Company's
   1992 Employee Stock Option Plan to increase the number of shares of the Company's Common Stock, $.01 par value, that may be subject to options granted under the Plan from 200,000 shares to 300,000 shares.


                                                     / /     / /       / /
3. PROPOSAL to ratify the appointment of KPMG Peat
   Marwick LLP as the independent auditors of the Company for 1996.

4. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the nominees listed herein or any substitute for them, FOR Proposal 2 and FOR Proposal 3.

Note: Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in the full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



SIGNATURE(S)                                               DATED        , 1996
- ------------------------------------------------------------------------------
Please Mark, Sign, Date and Return This Proxy Card Promptly Using the Enclosed Envelope.